UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2012

GLYECO, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-30396	45-4030261
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4802 East Ray Road, Suite 23-196 Phoenix, Arizona		85044
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (866) 960-1539

N/A
(Former name or former address, if changed since last report.)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On April 3, 2012, GlyEco, Inc., a Nevada corporation (the “Company”), entered into that certain Note Conversion Agreement and Extension (the “Agreement”) with IRA FBO Leonid Frenkel, Pershing LLC as Custodian (“Frenkel”).  A copy of the Agreement has been filed as Exhibit 10.1 to this Form 8-K and is incorporated by reference herein.

Pursuant to the Agreement, the Company and Frenkel agreed to extend the maturity date of that certain Convertible Note originally issued by Global Recycling Technologies, Ltd, a Delaware corporation (“Global Recycling”), to Frenkel on August 9, 2008 (the “Convertible Note”) to December 31, 2013.  As previously disclosed on a Form 8-K filed by the Company with the Securities and Exchange Commission on November 28, 2011 (and subsequently amended on January 18, 2012 and February 12, 2012), on August 9, 2008, Global Recycling issued the Convertible Note to Frenkel in the principal amount of $1,000,000 and granted Frenkel a security interest in Global Recycling’s pending patent for the Company's GlyEco Technology™ filed with the United States Patent and Trademark Office on August 29, 2011.  As previously disclosed by the Company in the Form 8-K and amendments thereto, pursuant to First Forbearance Agreement, dated August 11, 2010, and Second Forbearance Agreement, dated May 25, 2011, (collectively, the “Forbearance Agreements”) between the Global Recycling and Frenkel, the maturity date of the Convertible Note was extended to March 31, 2012 and the interest rate of the Convertible Note was increased from 10% to 12.5% per annum.  The Company assumed the obligations under the Convertible Note, as amended, Forbearance Agreements and common stock purchase warrants issued in connection therewith upon the consummation of the reverse merger of the Company and Global Recycling on November 28, 2011.

As of March 15, 2012, the total amount of outstanding obligations of the Company under the Convertible Note, including principal and accrued interest, was $1,466,006.23 (the “Indebtedness”).  Pursuant to the Agreement, the parties agreed that the Indebtedness would increase by $502.06 per day, subject to semi-annual compounding as provided in the Convertible Note and Forbearance Agreements from and after March 15, 2012 at an interest rate of 12.5% per year until converted as described below. The interest rate increases to 18% upon the event of a default under the Convertible Note and Forbearance Agreements.

Pursuant to the terms of the Agreement, if in the event the Company consummates a $5,000,000 equity financing from any sources after March 15, 2012 (the “Qualified Financing”), the entire amount of Indebtedness shall automatically be converted  (the “Conversion Date”) into equity securities of the Company as follows:

1.
Common Stock: $470,000 of the Indebtedness (the “Common Indebtedness”) shall be converted into unregistered restricted common stock, par value $0.0001 per share (the “Common Stock”), of the Company at the rate equal to the lower of (i) $1.00 per share and (ii) the lowest price offered to any investor in the Qualified Financing.

2.
Series AA Preferred Stock: The balance of the Indebtedness after subtracting the Common Indebtedness shall be converted into unregistered Series AA preferred stock, par value $0.0001 per share (the “Series AA Preferred Stock”), of the Company at the rate equal to the lower of (i) $1.00 per share (the “Original Issue Price”) and (ii) the lowest price offered to any investor in the Qualified Financing.

Pursuant to the Agreement, the Company also agreed to issue Frenkel a warrant (the “Warrant”) to purchase an aggregate amount of shares of the Company’s Common Stock equal to the number of shares of Common Stock and Series AA Preferred Stock issued on the Conversion Date exercisable at $1.50 per share from the date of grant until the third anniversary of the date of grant.  Pursuant to the Agreement and Warrant, the holder of the Warrant will be required to exercise the Warrant in the event the closing price of the Company’s Common Stock on the OTC Bulletin Board (the “OTCBB”) is $3.00 for at least 20 consecutive trading days and if the Common Stock issuable upon the exercise of the Warrant (the “Warrant Shares”) is registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to an effective registration statement; provided, however, the holder shall not voluntarily exercise the Warrant if such exercise would result in the holder beneficially owning in excess of 9.99% of the then issued and outstanding Common Stock of the Company.  The form of Warrant is included as Exhibit B to the Agreement filed as Exhibit 10.1 to this Form 8-K and is incorporated by reference herein.

The Company has also granted Frenkel “piggyback registration rights” under the Agreement in connection with the shares of Common Stock issuable upon the conversion of the Convertible Note and Series AA Preferred Stock and the Warrant Shares in the event the Company files a registration statement under the Securities Act (other than on Forms S-4 or S-8) covering the offer and sale by it or any of its security holders of any of its securities, subject to standard underwriter cut-backs in the event of an underwritten offering.

Pursuant to the Warrant, the Company has agreed to register the Warrant Shares on registration statement on Form S-1 (or other appropriate form) under the Securities Act in the event the Common Stock of the Company trades at or above $3.00 per share.  The Company has the right to redeem the unexercised portion of the Warrant for $0.01 per Warrant Share in the event the Common Stock is trading at an average of at least $3.00 per share for a period of not less than 20 consecutive trading days.  The number of Warrant Shares and Exercise Price are subject to change in the event of stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 5, 2012, the Company filed a Certificate of Designation (the “Certificate of Designation”) with the Secretary of State of Nevada therein designating 2,000,000 shares of the Company’s 40,000,000 authorized shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”), Series AA Preferred Stock.  The Certificate of Designation is filed as Exhibit 3.1 to this Form 8-K and is incorporated by reference herein.  It is also included as Exhibit A to the Agreement filed as Exhibit 10.1 to this Form 8-K.

The Series AA Preferred Stock has no voting rights. Each share of Series AA Preferred Stock is convertible, at the discretion of the holder thereof, at any time into one share of Common Stock for each $1.00 of Original Issue Price plus accrued and unpaid dividends.  The Series AA Preferred Stock will automatically convert into Common Stock at the rate of $1.00 of Original Issue Price plus accrued and unpaid dividends upon the earlier to occur: (i) the closing price of the Common Stock on the OTCBB is $5.00 per share for 20 consecutive trading days or (ii) the Common Stock is listed on the New York Stock Exchange or NASDAAQ.

Subject to the rights of any series of Preferred Stock that may from time to time come into existence, the holders of the Series AA Preferred Stock are entitled to receive in any fiscal year, when, as, and if declared by the Company’s Board of Directors, out of any assets at the time legally available therefor, dividends in cash payable in preference and priority (both in time of payment and amount). Such dividends shall accrue at the rate of 12.5% per year, compounded semi-annually, and payable on December 13, 2013, if not converted earlier. Such dividends shall be payable in preference to the Common Stock.

In the event of a “Liquidation Event” (as defined in the Certificate of Designation), the Series AA Preferred Stock has liquidation preference over the Company’s Common Stock to the extent of the Original Issue Price and all accrued but unpaid dividends.

Item 9.01 Financial Statements and Exhibits.

(d) The following exhibits are included with this report:

Exhibit No.	Exhibit Description

3.1	Certificate of Designation of Series AA Preferred Stock
4.1*	Note Purchase Agreement, dated August 9, 2008, by and between Global Recycling Technologies, Ltd. and IRA FBO Leonid Frenkel, Pershing LLC , as Custodian.
4.2*	Forbearance Agreement, dated August 11, 2010, by Global Recycling Technologies, Ltd. and IRA FBO Leonid Frenkel, Pershing LLC, as Custodian.
4.3*	Second Forbearance Agreement, dated May 25, 2011, Global Recycling Technologies, Ltd. and IRA FBO Leonid Frenkel, Pershing LLC, as Custodian.
10.1	Note Conversion Agreement and Extension, dated April 3, 2012, by and between GlyEco, Inc. and IRA FBO Leonid Frenkel, Pershing LLC as Custodian.
* Filed as an exhibit to the Form 8-K/A filed by the Registrant on January 18, 2012 and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLYECO, INC.

Dated: April 5, 2012	By:	/s/ John Lorenz
John Lorenz President, Chief Executive Officer and Chairman (Principal Executive Officer)